SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 19, 2006

Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E.,
Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase Agreement
Indenture
Form of Amended and Restated 1996 Incentive Plan
Press Release

Item 1.01. Entry into a Material Definitive Agreement
     On January 25, 2006, we issued $225,000,000 in principal amount of our 3.25% Convertible Subordinated Notes due 2026 (the “Securities”). The Securities were sold in a registered, underwritten offering pursuant to a Purchase Agreement, dated January 19, 2006 (the “Purchase Agreement”), between us and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters listed in Schedule A to the Purchase Agreement. We also granted the Underwriters, pursuant to the Purchase Agreement, the option to purchase up to an additional $25,000,000 aggregate principal amount of Securities to cover overallotments, if any. The Securities were issued pursuant to an Indenture dated as of January 25, 2006 (the “Indenture”) between us and LaSalle Bank National Association, as trustee for the benefit of the holders of the Securities, which specifies the terms of the Securities. The following description of the Indenture and the Securities is a summary only and is qualified in its entirety by reference to the Indenture (including the form of Securities included therein), which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
     The Securities will bear interest at the rate of 3.25% per year, payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning July 15, 2006. The Securities have a stated maturity of January 15, 2026. The Securities will be our direct, unsecured, subordinated obligations and will rank junior in right of payment to all of our existing and future senior debt as provided in the Indenture.
     Holders of the Securities may convert their Securities based on a conversion rate of 27.4499 shares of our common stock per $1,000 principal amount of Securities (which is equal to an initial conversion price of approximately $36.43 per share), subject to adjustment, only under the following circumstances: (1) if the closing price of our common stock reaches, or the trading price of the Securities falls below, specified thresholds, (2) if the Securities are called for redemption, (3) if specified distributions to holders of our common stock occur, (4) if a fundamental change, as defined in the Indenture, occurs or (5) during the period from, and including, July 15, 2025 to, but excluding, the stated maturity date. Upon conversion, in lieu of shares of our common stock, for each $1,000 principal amount of Securities a holder will receive an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in the Indenture, of the number of shares of our common stock equal to the conversion rate. If the conversion value exceeds $1,000, we will also deliver, at our election, cash or common stock or a combination of cash and common stock with respect to the remaining common stock deliverable upon conversion. If a holder elects to convert their Securities in connection with a fundamental change that occurs prior to January 21, 2011, we will pay, to the extent described in the Indenture, a make whole premium by increasing the conversion rate applicable to such Securities.
     We have the right to redeem for cash all or a portion of the Securities on or after January 21, 2011 at specified redemption prices as provided in the Indenture plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Holders of the Securities may require us to purchase all or a portion of their Securities for cash on January 15, 2013, January 15, 2016 and January 15, 2021, or in the event of a fundamental change, at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the purchase date.
     The following are events of default that could, subject to certain conditions provided in the Indenture, cause the unpaid principal amount of the Securities to become due and payable prior to the stated maturity date:
•	default in the payment of any principal amount or any redemption price, purchase price or fundamental change purchase price due with respect to the Securities, when the same becomes due and payable;

•	default in payment of any interest under the Securities, which default continues for 30 days;

•	default in the delivery when due of all cash and any shares of common stock payable upon conversion with respect to the Securities, which default continues for 15 days;

•	our failure to comply with any of our other agreements in the Securities or the Indenture for a period of 60 days after a notice of default, as provided in the Indenture, is given;

•	default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other of our indebtedness for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after a notice of default, as provided in the Indenture, is given, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

•	certain events of bankruptcy, insolvency or reorganization affecting us or our significant subsidiaries.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 is incorporated herein by reference.
Item 8.01. Other Events
     On January 25, 2006, we issued a press release with respect to the closing of our offering of the Securities. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
     In connection with the offering of Securities discussed herein, we are filing the Purchase Agreement as part of this Form 8-K that is to be incorporated by reference in its entirety into our Registration Statement on Form S-3 (333-131114).
     We are also filing on this report the form of non-statutory stock option agreement (director) utilized in connection with our Amended and Restated 1996 Incentive Plan.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
1.1	Purchase Agreement, dated as of January 19, 2006, between Hutchinson Technology Incorporated and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters listed in Schedule A thereto.

4.1	Indenture, dated as of January 25, 2006, between Hutchinson Technology Incorporated and LaSalle Bank National Association, as trustee.

4.2	Form of Convertible Subordinated Indenture (included as part of Exhibit 4.1)

10.1	Form of Hutchinson Technology Incorporated Amended and Restated 1996 Incentive Plan, Non-Statutory Stock Option Agreement (Director).

99.1	Press release dated January 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: January 26, 2006	/s/ John A. Ingleman
John A. Ingleman
Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

1.1	Purchase Agreement, dated as of January 19, 2006, between Hutchinson Technology Incorporated and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters listed in Schedule A thereto.	Filed Electronically

4.1	Indenture, dated as of January 25, 2006, between Hutchinson Technology Incorporated and LaSalle Bank National Association, as trustee.	Filed Electronically

4.2	Form of Convertible Subordinated Note (included as part of Exhibit 4.1).

10.1	Form of Hutchinson Technology Incorporated Amended and Restated 1996 Incentive Plan, Non-Statutory Stock Option Agreement (Director).	Filed Electronically

99.1	Press Release dated January 25, 2006.	Filed Electronically